Exhibit 10.49

SILICON GRAPHICS INTERNATIONAL CORP.
FOURTH AMENDMENT TO THE EMPLOYMENT AGREEMENT

This FOURTH AMENDMENT TO THE EMPLOYMENT AGREEMENT (this “Fourth Amendment”) dated January 10, 2011 (the “Effective Date”) is executed by and between Silicon Graphics International Corp. (formerly known as Rackable Systems, Inc.), a Delaware corporation (the “Company”) and Jennifer Pratt (the “ Executive”). The Company and the Executive are each individually referred to as a “ Party” and are collectively referred to as the “Parties” herein.

RECITALS

A.     Executive and the Company are parties to an employment agreement, dated March 1, 2005 (such agreement, as subsequently restated and/or amended, is collectively referred to herein as the “Employment Agreement”). All capitalized terms used and not defined herein shall have the meanings ascribed to them in the Employment Agreement.

B.    The parties desire to amend the Employment Agreement pursuant to this Fourth Amendment as of the Effective Date.

AGREEMENT

In consideration of the mutual promises and covenants set forth in this Fourth Amendment, the receipt and sufficiency of which are acknowledged by the Parties, the Parties agree as follows:

1.    Amendment to Employment Agreement. The Parties agree that upon the Effective Date, the Employment Agreement will be amended as follows:

1.1     Section 2 of the Employment Agreement, entitled “COMPENSATION” is hereby amended to add and include the following sections:

“d. Relocation Compensation. The Company agrees to pay to Executive a relocation compensation lump sum payment of $160,000 grossed-up for tax purposes (“Relocation Payment”) for expenses incurred with Livermore, CA residence and Wisconsin housing. Such Relocation Payment will be paid within 10 days of the Effective Date. The Company's obligation to make any Relocation Payment and Executive's right to receive any Relocation Payment shall immediately terminate in the event Executive's employment with the Company is terminated by the Company or Executive, voluntarily or involuntarily, for any reason or for no reason, or upon Executive's death or disability.

e. Expense Reimbursement. The Company agrees to reimburse Executive and legally-recognized, immediate family members who currently live with the Executive for all reasonable and customary moving and other relocation expenses to the extent set forth below as “Expenses Covered.” The Company shall pay such expenses upon delivery to the Company of a receipt or other appropriate documentation for such expenses. To the extent that any of the amounts reimbursed or paid under this Fourth Amendment are considered taxable income, then Company agrees to "gross-up" the reimbursement or payment to its pre-tax amount for the benefit of Executive (i.e. the Company shall increase the amount of such payments such that the Executive receives full reimbursement and payment of all expenses, in the full amount before any deduction for taxes.)

Expenses covered:

•
One house-hunting trip for Executive and spouse - reimbursement made for reasonable and actual expenses incurred by Executive and spouse for travel to the new location to locate living accommodations. This reimbursement includes meals, lodging, and transportation.

•	Moving household effects - Expenses may include; shipment of household effects, packing, shipment of personal vehicle, and storage of household goods.

•
Travel to new location - Reimbursement for reasonable and actual expenses incurred for the cost of meals, lodging and travel (limit of two (2) cars at the current IRS limit per mile) or coach air transportation.

If the Executive's employment is terminated by Company for Cause, or if the Executive resigns for any reason that does not qualify as Good Reason (as defined in the Employment Agreement) within twelve (12) months of the Effective Date, the Executive will be required to reimburse the Company for the Relocation Payment paid to Executive by the Company.”

1.2     Section 6 entitled “SERVICE AS EMPLOEE: OUTSIDE ACTIVITIES,” subsection “a.” entitled “Location and Duties” of the Employment Agreement is hereby deleted in its entirety and replaced with the following:

“Section 6a. Location and Duties. You will work at the Company's office located in Chippewa Falls, WI, subject to necessary business travel. During your employment with the Company, you will devote your best efforts and substantially all of your business time and attention (except for vacation periods and reasonable periods of illness or other incapacity permitted by the Company's general employment policies) to the business of the Company.”

1.3     Section 10 entitled “SEVERANCE BENEFITS” is hereby amended so that all references to “six (6) months” of Severance Benefits described therein (i.e. Severance pay and Company's payment of COBRA premiums), will be replaced and increased to “twelve (12) months” of Severance Benefits.

2.     Except as amended herein, the Employment Agreement shall remain in full force and effect without modification thereto. In the event of a conflict between the provisions of this Fourth Amendment and those of the Employment Agreement, the parties agree that this Fourth Amendment shall prevail.

IN WITNESS WHEREOF, the parties hereto have executed this Fourth Amendment as of the Effective Date.

SILICON GRAPHICS INTERNATIONAL CORP.		EXECUTIVE Jennifer Pratt

By:	/s/ Mark J. Barrenechea	By:	/s/ Jennifer Pratt
Name:	Mark J. Barrenechea	Name:	Jennifer Pratt
Title:	CEO	Title:	SVP - Human Resources
Signature Date: 1/10/2011		Signature Date: 1/10/2011